                                   EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

                                                                 JURISDICTION
      PARENT                       SUBSIDIARY                  OF INCORPORATION
-------------------      -------------------------------      ------------------
    A.C. Moore               A.C. Moore Incorporated               Delaware
Arts & Crafts, Inc.